Exhibit 99.2
Board of Directors
Peerless Systems Corporation
          The undersigned hereby resigns as a member of the Board of Directors, and a member and the chair of the Audit Committee, of Peerless Systems Corporation effective as of the close of business on December 31st, 2006.

/s/ Thomas G. Rotherham
Thomas G. Rotherham